SPECIAL POWER OF ATTORNEY AND AFFIRMATION


STATE OF TENNESSEE )
COUNTY OF Shelby____ )


	KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, hereby make, constitute, and appoint SCARLETT MAY and/or MARGUERITE NAMAN DUFFY and/or either of them, with full power of substitution, my true and lawful attorney-in-fact for me and in my name, place and stead, with full power to execute, and to do and perform all and every other act necessary to file with the Securities and Exchange Commission timely reports of stock transactions by the undersigned involving the stock of Ruby Tuesday, Inc.

	The rights, powers, and authority granted herein shall commence and be in full force and effect on the date of the execution hereof and thereafter until revoked, in writing, by me.

	WITNESS my hand this _3rd __ day of April_, 2008.


	R. Brad Martin


STATE OF TENNESSEE )
COUNTY OF _Shelby____ )


	I, the undersigned, a Notary Public in and for said County and State, hereby certify that R. Brad Martin, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of said instrument, he executed the same voluntarily on the day the same bears date.

	Given under my hand and seal this _3rd_ day of _April___, 2008.


SEAL
	Judy C. Baird
	NOTARY PUBLIC

	MY COMMISSION EXPIRES:
	July 16, 2011